Exhibit 99.1

MAKO Surgical Corp. Announces Management Changes

FORT LAUDERDALE, FL—(GLOBENEWSWIRE)—July 18, 2012 —MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets its RIO® Robotic Arm Interactive Orthopedic surgical platform, MAKOplasty® joint specific applications, and proprietary RESTORIS® implants that together enable orthopedic surgeons to consistently, reproducibly and precisely treat patient specific osteoarthritic disease, today announced that Steven J. Nunes tendered his resignation as MAKO’s Senior Vice President of Sales & Marketing effective July 17, 2012. Maurice R. Ferré, M.D., MAKO’s President and Chief Executive Officer, will assume sales responsibilities on an interim basis while MAKO conducts a search for a Senior Vice President of Sales. Ivan Delevic, MAKO’s Senior Vice President of Strategic Marketing and Business Development, will transition to the new role of Senior Vice President of Marketing and assume commercial marketing responsibilities, in addition to his existing strategic marketing responsibilities.

“I would like to thank Steve for his many contributions and years of service to MAKO,” said Dr. Ferré. “Moreover, I look forward to leading our near term sales efforts and driving the ongoing adoption of MAKOplasty.”

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of MAKO’s customers to secure adequate funding, including access to credit, for the purchase of MAKO’s products or cause MAKO’s customers to delay a purchasing decision, unanticipated changes in the timing of the sales cycle for MAKO’s products or the vetting process undertaken by prospective customers, changes in competitive conditions and prices in MAKO’s markets, unanticipated issues relating to intended product launches, decreases in sales of MAKO’s principal product lines, decreases in utilization of MAKO’s principal product lines or in procedure volume, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, both nationally and internationally, unanticipated issues in complying with domestic or foreign regulatory requirements related to MAKO’s current products, including Medical Device Reporting requirements and other required reporting to the United States Food and Drug Administration, or securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, the impact of the United States healthcare reform legislation enacted in March 2010 on hospital spending, reimbursement, and the taxing of medical device companies, the potential impact of the informal Securities and Exchange Commission inquiry and the findings of that inquiry, any unanticipated impact arising out of the securities class action or any other litigation brought against MAKO, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop, market, and defend MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s periodic filings with the Securities and Exchange Commission, including MAKO’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 8, 2012. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®,” “RIO®,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

CONTACT:

Investors:
MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner
443-213-0500
makosurgical@westwicke.com

Source: MAKO Surgical Corp.